SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Uni-Pixel, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Uni-Pixel, Inc.
8708 Technology Forest Pl., Ste. 100
The Woodlands, TX 77381

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held August 15, 2012

Dear Stockholder:

You are invited to attend the Annual Meeting of Stockholders of Uni-Pixel, Inc. on August 15, 2012, which will be held at our office at 8708 Technology Forest Pl., Ste. 100, The Woodlands, TX 77381 at 10:00 a.m., local time. Enclosed with this letter are your Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy voting card.  The Proxy Statement included with this notice discusses each of our proposals to be considered at the Annual Meeting. Please review our annual report for the year ended December 31, 2011 on our website at http://www.unipixel.com (under “Investors”).

At this year’s meeting, you will be asked to: (1) elect seven directors to serve terms of one year each; (2) ratify the appointment of PMB Helin Donovan as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and (3) transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on June 20, 2012 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment and postponements thereof (the “Record Date”).

I hope that you attend the Annual Meeting in person. Whether or not you plan to be with us, please complete, sign, date, and return your voting card promptly in the enclosed envelope.

Sincerely,

 /s/ Reed J. Killion
Reed J. Killion
President and Chief Executive Officer

The Woodlands, Texas
June 26, 2012

Uni-Pixel, Inc.
8708 Technology Forest Pl., Ste. 100
The Woodlands, TX 77381
Notice of Annual Meeting of Stockholders
to be held August 15, 2012

To the Stockholders of Uni-Pixel, Inc.:

The 2012 Annual Meeting of Stockholders will be held at our office at 8708 Technology Forest Pl., Ste. 100, The Woodlands, TX 77381 at 10:00 a.m., local time on August 15, 2012. During the Annual Meeting, stockholders will be asked to:

(1)	Elect seven directors to serve for terms of one year each or until the election and qualification of their successors;

(2)	Ratify the appointment of PMB Helin Donovan as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

(3)	Transact any other business properly brought before the Annual Meeting or any adjournments thereof.

If you are a stockholder as of June 20, 2012, you may vote at the meeting. The date of mailing this Notice of Meeting and Proxy Statement is on or about June 26, 2012.

By order of our Board of Directors

 /s/ Jeffrey W. Tomz
Jeffrey W. Tomz
Chief Financial Officer and Corporate Secretary

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are first being mailed, beginning on or about June 26, 2012, to owners of shares of common stock of Uni-Pixel, Inc. (which may be referred to in this Proxy Statement as “we,” “us,” “UniPixel,” or the “Company”) in connection with the solicitation of proxies by our board of directors (“Board”) for our annual meeting of stockholders to be held on August 15, 2012 at 10:00 a.m., local time, at our office at 8708 Technology Forest Pl., Ste. 100, The Woodlands, TX 77381 (referred to as the “Annual Meeting”). This proxy procedure permits all stockholders, many of whom are unable to attend the Annual Meeting, to vote their shares at the Annual Meeting. Our Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

CONTENTS

•	About The Meeting: Questions and Answers – page 5
•	Governance of the Company – page 8
•	Proposal 1 — Election of Directors – page 13
•	Executive Compensation and Related Information – page 17
•	Security Ownership Of Certain Beneficial Owners And Management – page 21
•	Report of the Audit Committee – page 24
•	Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm – page 24
•	Certain Relationships and Related Transactions – page 27
•	Requirements for Advance Notification of Nominations and Stockholder Proposals – page 28
•	Other Matters – page 28

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. SIGNING AND RETURNING A PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 15, 2012: The Notice of Annual Meeting, Proxy Statement and 2011 Annual Report to Stockholders are also available at http://www.unipixel.com, which does not have “cookies” that identify visitors to the site.

ABOUT THE MEETING: QUESTIONS AND ANSWERS

What am I voting on?

At this year’s meeting, you will be asked to:

(1)	Elect seven directors to serve for terms of one year each or until the election and qualification of their successors;

(2)	Ratify the appointment of PMB Helin Donovan as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

(3)	Transact any other business properly brought before the Annual Meeting or any adjournments thereof.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Stockholders of record at the close of business on June 20, 2012 (the “Record Date”) may vote at the Annual Meeting. Pursuant to the rights of our stockholders contained in our charter documents each share of our common stock has one vote. There were 7,142,307 shares of common stock outstanding on June 20, 2012. From August 1, 2012 through August 15, 2012, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call Jeffrey W. Tomz, our Chief Financial Officer and Corporate Secretary, at (281) 825-4500 to arrange a visit to our offices.  In addition, the list of stockholders will be available for viewing by stockholders at the Annual Meeting.

How do I vote?

You may vote over the Internet, by telephone, by mail or in person at the Annual Meeting. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Vote by Internet.    You can vote via the Internet at www.proxyvote.com. You will need to use the control number appearing on your proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on Tuesday, August 14, 2012. Internet voting is available 24 hours a day. If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

Vote by Telephone.    You can vote by telephone by calling the toll-free telephone number 1-800-690-6903. You will need to use the control number appearing on your proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on Tuesday, August 14, 2012. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

Vote by Mail.    If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to Uni-Pixel, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Vote in Person at the Meeting.    If you attend the Annual Meeting and plan to vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Annual Meeting, you will need to bring to the Annual Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

If you vote by any of the methods discussed above, you will be designating Reed J. Killion, our President and Chief Executive Officer and Jeffrey W. Tomz, our Chief Financial Officer and Corporate Secretary, as your proxies. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.

Submitting a proxy will not affect your right to attend the Annual Meeting and vote in person.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares.  The availability of Internet voting will depend on the voting process of your bank, broker or other nominee.  Please check with your bank, broker or other nominee and follow the voting instructions it provides.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing Reed J. Killion, our President and Chief Executive Officer and Jeffrey W. Tomz, our Chief Financial Officer and Corporate Secretary, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares of common stock may be voted.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the nominated slate of directors (see Proposal 1) and “FOR” the ratification of PMB Helin Donovan as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (see Proposal 2). We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee, you will receive separate voting instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet voting will depend on the voting process of your bank, broker or other nominee. Please check with your bank, broker or other nominee and follow the voting instructions your bank, broker or other nominee provides.

You should instruct your bank, broker or other nominee how to vote your shares. If you do not give voting instructions to the bank, broker or other nominee, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters. Under the regulations applicable to New York Stock Exchange member brokerage firms (many of whom are the record holders of shares of our common stock), the uncontested election of directors is no longer considered a routine matter. Matters related to executive compensation are also not considered routine.  As a result, if you are a beneficial owner and hold your shares in street name, but do not give your broker or other nominee instructions on how to vote your shares with respect to these matters, votes may not be cast on your behalf.  If your bank, broker or other nominee indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Broker non-votes will be counted as present for purposes of determining whether enough votes are present to hold our Annual Meeting, but a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a majority of the votes cast. With respect to a proposal that requires a majority of the outstanding shares, a broker non-vote has the same effect as a vote against the proposal.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	Notifying our Corporate Secretary, Jeffrey W. Tomz, in writing at 8708 Technology Forest Pl., Ste. 100, The Woodlands, TX 77381, that you are revoking your proxy;

•
Submitting a proxy at a later date via the Internet, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

•	Attending and voting by ballot at the Annual Meeting.

If your shares are held in the name of a bank, broker or other nominee, you should check with your bank, broker or other nominee and follow the voting instructions your bank, broker or other nominee provides.

Who will count the votes?

A representative from PMB Helin Donovan, our auditors, will act as the inspector of election and count the votes.

What constitutes a quorum?

The holders of a majority of the 7,142,307 eligible votes as of the record date, either present or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Election of Directors. For Proposal 1, the election of directors, the nominees will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. This means that the seven nominees with the most votes for election will be elected. You may choose to vote, or withhold your vote, separately for each nominee. A properly executed proxy or voting instructions marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

Ratification of the Appointment of Independent Registered Public Accounting Firm. For Proposal 2, the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter will be required for approval.

Other Proposals. Any other proposal that might properly come before the meeting will require the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter at the meeting in order to be approved, except when a different vote is required by law, our certificate of incorporation or our Bylaws. On any such proposal, abstentions will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.

Abstentions and broker non-votes with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.  Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting with respect to any of the Proposals.

What percentage of our common stock do our directors and officers own?

As of June 20, 2012, our current directors and executive officers beneficially owned approximately 16.0% of our common stock outstanding. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 20 for more details.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

We, on behalf of our Board, through our directors, officers, and employees, are soliciting proxies primarily by mail and the Internet. Further, proxies may also be solicited in person, by telephone, or facsimile.  We will pay the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.

Who is our Independent Registered Public Accounting Firm, and will they be represented at the Annual Meeting?

PMB Helin Donovan served as the independent registered public accounting firm auditing and reporting on our financial statements for the fiscal year ended December 31, 2011 and has been appointed to serve as our independent registered public accounting firm for 2012. We expect that representatives of PMB Helin Donovan will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the Annual Meeting.

What are the recommendations of our Board?

The recommendations of our Board are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

•	FOR the election of the nominated directors (see Proposal 1);

•	FOR the ratification of PMB Helin Donovan as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (see Proposal 2).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

GOVERNANCE OF THE COMPANY

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the General Corporation Law of the State of Delaware and our Bylaws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management, and by participating in meetings of the Board and its Committees.

We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the Board believes are the appropriate corporate governance policies and practices for our Company.

Stockholder Communications

Stockholders may communicate with the members of the Board, either individually or collectively, by writing to the Board at 8708 Technology Forest Pl., Ste. 100, The Woodlands, TX 77381.  These communications will be reviewed by the office of the Corporate Secretary as agent for the non-employee directors in facilitating direct communication to the Board.  The Corporate Secretary’s office will treat communications containing complaints relating to accounting, internal accounting controls, or auditing matters as reports under our Whistleblower Policy. Further, the Corporate Secretary’s office will disregard communications that are bulk mail, solicitations to purchase products or services, not directly related either to us or the non-employee directors’ roles as members of the Board, sent other than by stockholders in their capacities as such or from particular authors or regarding particular subjects that the non-employee directors may specify from time to time, and all other communications which do not meet the applicable requirements or criteria described below, consistent with the instructions of the non-employee directors.

General Communications. The Corporate Secretary’s office will summarize all stockholder communications directly relating to our business operations, the Board, our officers, our activities or other matters and opportunities closely related to us. This summary and copies of the actual stockholder communications will then be circulated to the Chairman of the Nominating and Corporate Governance Committee (the “Governance Committee”).

Stockholder Proposals and Director Nominations and Recommendations. Stockholder proposals are reviewed by the Corporate Secretary’s office for compliance with the requirements for such proposals set forth in our Bylaws and in Regulation 14A of the Securities Exchange Act of 1934 (“Exchange Act”), as described in this Proxy Statement. Stockholder proposals that meet these requirements will be summarized by the Corporate Secretary’s office. Summaries and copies of the stockholder proposals are circulated to the Chairman of the Governance Committee.

Stockholder nominations for directors are reviewed by the Corporate Secretary’s office for compliance with the requirements for director nominations that are set forth in our Bylaws and as described in this Proxy Statement. Stockholder nominations for directors that meet these requirements are summarized by the Corporate Secretary’s office. Summaries and copies of the nominations or recommendations are then circulated to the Chairman of the Governance Committee.

The Governance Committee will consider director candidates recommended by stockholders. If a director candidate is recommended by a stockholder, the Governance Committee expects to evaluate such candidate in the same manner it evaluates director candidates it identifies. Stockholders desiring to make a recommendation to the Governance Committee should follow the procedures set forth above regarding stockholder nominations for directors.

Retention of Stockholder Communications. Any stockholder communications which are not circulated to the Chairman of the Governance Committee because they do not meet the applicable requirements or criteria described above will be retained by the Corporate Secretary’s office for at least ninety calendar days from the date on which they are received, so that these communications may be reviewed by the directors generally if such information relates to the Board as a whole, or by any individual to whom the communication was addressed, should any director elect to do so.

Distribution of Stockholder Communications. Except as otherwise required by law or upon the request of a non-employee director, the Chairman of the Governance Committee will determine when and whether a stockholder communication should be circulated among one or more members of the Board and/or Company management.

Independence of Directors

The Governance Committee operates pursuant to a charter, which can be viewed on our website at http://www.unipixel.com (under “Investors”). In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”). Pursuant to these rules, the Board concluded its annual review of director independence in May 2012. After considering all relevant facts and circumstances, the Board affirmatively determined that all of the directors then serving on the Board, including those nominated for election at the Annual Meeting with the exception of Reed J. Killion, who is employed by us, are independent of us under NASDAQ’s rules.

Committees of our Board

The Board has three standing committees: the Audit Committee (which was established in accordance with Section 3(a)(58)(A) of the Exchange Act; all Audit Committee members satisfy the independence standards of the Exchange Act and NASDAQ’s rules), the Compensation Committee, and the Governance Committee. Carl J. Yankowski (Chairman), William Wayne Patterson and Anthony J. LeVecchio are the current members of the Audit Committee. Bernard T. Marren (Chairman), Bruce I. Berkoff, and Ross A. Young are the current members of the Compensation Committee. Bruce I. Berkoff (Chairman), Ross A. Young and William Wayne Patterson are the current members of the Governance Committee. Charters have been adopted for all committees. The Board held 7 meetings during the year ended December 31, 2011. Each of our directors attended at least 90% of the aggregate Board meetings and meetings of the Board committee(s) of which he or she is a member.

Audit Committee

The Audit Committee consists of three non-employee directors, all of whom are “independent” as defined under the rules of the SEC.  In addition, the Board has determined that Carl J. Yankowski, the Chairman of our Audit Committee, qualifies as an “audit committee financial expert” as defined in the rules of the SEC. The Audit Committee operates pursuant to a charter, which can be viewed on our website at www.unipixel.com (under “Investors”). The Audit Committee met 4 times during 2011 with all members in attendance at each meeting. The role of the Audit Committee is to:

•	oversee management’s preparation of our financial statements and management’s conduct of the accounting and financial reporting processes;

•	oversee management’s maintenance of internal controls and procedures for financial reporting;

•	oversee our compliance with applicable legal and regulatory requirements, including without limitation, those requirements relating to financial controls and reporting;

•	oversee the independent auditor’s qualifications and independence;

•	oversee the performance of the independent auditors, including the annual independent audit of our financial statements;

•	prepare the report required by the rules of the SEC to be included in our Proxy Statement; and

•	discharge such duties and responsibilities as may be required of the Committee by the provisions of applicable law, rule or regulation.

Compensation Committee

The Compensation Committee consists of three non-employee directors, all of whom are “independent” as defined in applicable NASDAQ rules. The Compensation Committee met two times during 2011 with all members in attendance at each meeting.  The role of the Compensation Committee is to:

•	develop and recommend to the independent directors of the Board the annual compensation (base salary, bonus, stock options and other benefits) for our President/Chief Executive Officer;

•	review, approve and recommend to the independent directors of the Board the annual compensation (base salary, bonus and other benefits) for all of our executives (Vice Presidents and above);

•	review, approve and recommend to the Board the aggregate number of stock options to be granted to employees below the level of Vice President;

•	ensure that a significant portion of executive compensation is reasonably related to the long-term interest of our stockholders; and

•	prepare certain portions of our annual Proxy Statement, including an annual report on executive compensation.

A copy of the charter of the Compensation Committee is available on our website at www.unipixel.com (under “Investors”).

The Compensation Committee may form and delegate a subcommittee consisting of one or more members to perform the functions of the Compensation Committee. The Compensation Committee may engage outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities. The Compensation Committee has sole authority to retain and terminate any compensation expert or consultant to be used to provide advice on compensation levels or assist in the evaluation of director, President/Chief Executive Officer or senior executive compensation, including sole authority to approve the fees of any expert or consultant and other retention terms. In addition, the Compensation Committee considers, but is not bound by, the recommendations of our Chief Executive Officer with respect to the compensation packages of our other executive officers.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, or the “Governance Committee”, consists of three independent directors, as that term is defined in applicable NASDAQ rules. The Governance Committee met two times during 2011 with all members in attendance at each meeting.  The role of the Governance Committee is to:

•	evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease;

•	determine the desired skills and attributes of members of the Board, taking into account the needs of the business and listing standards;

•	establish criteria for prospective members, conduct candidate searches, interview prospective candidates, and oversee programs to introduce the candidate to us, our management, and operations;

•	to review on an annual basis and recommend to the Board one member of the Board to serve as Chair;

•	annually recommend to the Board persons to be nominated for election as directors;

•	recommend to the Board the members of all standing Committees;

•	adopt or develop for Board consideration corporate governance principles and policies; and

•	provide oversight to the strategic planning process conducted annually by our management.

A copy of the charter of the Governance Committee is available on our website at www.unipixel.com (under “Investors”).

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should have substantial experience with one or more publicly traded companies or should have achieved a high level of distinction in their chosen fields.  The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in technology; research and development; finance, accounting and banking; or marketing and sales.

In evaluating nominations to the Board of Directors, the Governance Committee also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities.  Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Compensation Committee Interlocks and Insider Participation

During 2011, Bernard T. Marren, Bruce I. Berkoff, and Ross A. Young served on the Compensation Committee. None of these individuals has ever been an officer or employee of ours. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or the Compensation Committee.

Code of Conduct

We adopted a Code of Business Conduct and Ethics (“Code of Ethics”) applicable to our principal executive officer and principal financial and accounting officer and any persons performing similar functions. In addition, the Code of Ethics applies to our employees, officers, directors, agents and representatives. The Code of Ethics requires, among other things, that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest.

The Code of Ethics includes procedures for reporting violations of the Code of Ethics. In addition, the Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Code of Ethics is intended to comply with the rules of the SEC and includes these required procedures. The Code of Ethics is available on our website at www.unipixel.com (under “Investors”).

Risk Oversight

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to a Board committee or the full Board for oversight as follows:

Full Board - Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

Audit Committee - Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Governance Committee - Risks and exposures relating to corporate governance and management and director succession planning.

Compensation Committee - Risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

Board Leadership Structure

The Chairman of the Board presides at all meetings of the Board. The Chairman is appointed on an annual basis by at least a majority vote of the remaining directors. Currently, the offices of Chairman of the Board and Chief Executive Officer are separated. The Company has no fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer. The Board believes that the separation of the offices of the Chairman of the Board and Chief Executive Officer is in the best interests of the Company and will continue to make this determination from time to time.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees for Election

The Board currently has seven members. Our Board, upon the recommendation of the Governance Committee, has nominated each of our incumbent directors for re-election at the Annual Meeting. Each nominee has agreed, if elected, to serve a one-year term or until the election and qualification of his or her successor. If any nominee is unable to stand for election, which circumstance we do not anticipate, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute nominee.

If a quorum is present at the Annual Meeting, then nominees will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. There is no cumulative voting in the election of directors.

The following biographical information is furnished as to each nominee for election as a director:

Reed J. Killion. Biographical information for Mr. Killion is set forth below under “Executive Compensation and Related Information”. We believe that Mr. Killion’s business experience, in particular his experience as an executive in several other companies, qualify him to serve as a Director of Uni-Pixel, Inc.

Bernard T. Marren, 76.  Mr. Marren has served as a director since March 16, 2007 and has been Chairman of our Board of Directors since May 1, 2008.  Mr. Marren is currently the President and CEO of OPTi, Inc., a company that licenses intellectual property for logic chips. In a career that spans more than 40 years, Mr. Marren was both a founder of and the top executive with multiple companies that pioneered new semiconductor technologies. He also served as chief executive with a number of high-tech firms, and is widely regarded for his leadership in sales and marketing, engineering and operations. He has been associated in his career with Western Micro Technology, Inc., Silicon Engineering, Inc., INNO COMM Wireless, American MicroSystems, Inc., and Fairchild Semiconductor. Extending his executive leadership to the electronics industry as a whole, Mr. Marren was a founder and the first President of the Semiconductor Industry Association. He is also a past President and Chairman of the National Electronic Distributors Association and a past President of the Electronic Industry Show Corporation.  Mr. Marren is a graduate of the Illinois Institute of Technology (BSEE).

Mr. Marren’s technology industry experience, particularly as it relates to our industry, makes him highly qualified to lead our Board.  With his business experience and educational background, Mr. Marren is well-versed in the review and evaluation of financial statements of publicly traded companies, give him the qualifications and skills to serve as a Director of Uni-Pixel, Inc.

Carl J. Yankowski, 63.  Mr. Yankowski has served as a director since March 16, 2007.  Mr. Yankowski has served as the CEO of Westerham Group since 2001. Mr. Yankowski also served as the CEO of Ambient Devices, Inc. and helped capitalize Ambient.   Mr. Yankowski was named CEO of Palm, Inc. in December 1999, three months before its initial public offering that raised in excess of $1 billion.  Immediately prior to joining Palm, Mr. Yankowski was CEO of the Reebok Brand, where he led the worldwide Reebok-brand business, a multibillion dollar enterprise that recently merged with Adidas.  During his tenure at Reebok, Mr. Yankowski successfully reorganized the Company for growth, significantly streamlined operations, and improved profitability.  Mr. Yankowski spent over four years at Sony Electronics, Inc. as President and COO where he was responsible for the development and launch of numerous successful products in growing markets and new business categories for Sony, including DVD, CDMA, digital imaging, and VAIO personal computers.  He also oversaw the initial U.S. launch of PlayStation.  Mr. Yankowski led Sony to profitable U.S. revenue growth from over $6 billion to over $10 billion, and oversaw a dramatic expansion of U.S. manufacturing.  In an earlier position as Chairman of Polaroid’s Asia Pacific Region, Mr. Yankowski led growth in the business imaging market globally and set up the Company’s Asia Pacific headquarters.  Mr. Yankowski has held marketing and strategic leadership positions in several other prestigious technology and consumer-products companies, including General Electric Co., Pepsi, Memorex and Procter & Gamble.  Mr. Yankowski earned simultaneous bachelors of science degrees in electrical engineering materials science and management from Massachusetts Institute of Technology (“MIT”).  He serves or has served on the visiting committee of the MIT Media Lab, and the boards of Informatica, Avidyne, and many other public and private firms, plus the Boston College Carroll School of Business and the MIT Sloan School of Business.

Mr. Yankowski’s leadership roles in numerous fortune 500 companies make him a valuable member of our Board of Directors and Audit Committee.  The extensive management experience he has acquired in these roles provides him with the knowledge to deal with financial, accounting, regulatory and administrative matters.  Mr. Yankowski is well-versed in accounting principles and financial reporting rules and regulations, and is equipped to evaluate financial results and lead our audit committee.

Bruce I. Berkoff, 51. Mr. Berkoff has served as a director since March 16, 2007. Mr. Berkoff is the Chairman of the LCD TV Association which is a global not-for-profit marketing trade association to help “inform, promote, improve, and connect” the entire supply chain involved with the large and growing multibillion dollar LCD TV industry.  Mr. Berkoff is also the CMO (Chief Marketing Officer) of CBRITE, a Santa Barbara based start up and leader in metal oxide back plane technology for FPDs (flat panel displays). Currently he is based in Singapore, and has been helping CBRITE since March 2011. He was also a Director of LG Display from 2007 until 2009.  Mr. Berkoff was the Chief Marketing Officer of Energy and Display Systems, working at Applied Materials, Inc. from October 2009 through January 2011.   Previously, Mr. Berkoff was the CMO of Ascent Solar, and also the CEO and later Chairman of Enuclia Semiconductor, a fab-less semiconductor startup in the HDTV video processor space, and prior to that, for 6 years based in Seoul, Seoul Korea, he was the Executive Vice-President and Chief Marketing Officer of LG. Philips LCD, one of the world’s leading TFT-LCD manufacturers. Before that, Mr. Berkoff served as general manager of Philips Flat Display Systems’ software and electronics business unit in Silicon Valley. He has also held executive management positions at several technology companies, including UMAX Computer Corporation, Radius, and SuperMac Technologies.  Mr. Berkoff is well-known for his visionary keynote addresses, panel chairmanships and other roles at display and electronics industry events, including the Symposium on Information Displays (SID) Business & Investor Conferences, USDC (US Display Consortium) Conferences, DisplayForum Europe, HDTV Forum, Asia SID (ASID), EuroDisplays (ESID), the U.S. Flat Panel Display (US FPD) Conference, the Flat Information Display (FID) Conference and the Consumer Electronics Show (CES) in Las Vegas.  Mr. Berkoff holds undergraduate and graduate degrees in physics and biophysics from Princeton and the University of California, Berkeley, respectively, and also has display-related patents both granted and pending in the U.S. and China.

Mr. Berkoff’s technology industry experience, particularly as it relates to our industry, makes him highly qualified to serve as a member of our Board of Directors and other Board committees.  With his business experience and educational background, Mr. Berkoff is well-versed in new technologies to help lead our Company and is well-versed in the review and evaluation of financial statements of publicly traded companies.  He provides valuable insight to our Board of Directors and other Board committees.

Ross A. Young, 47. Mr. Young has served as a director since May 20, 2008. Mr. Young founded DisplaySearch, the leading provider of market intelligence on displays and related technology, in 1996, sold it to The NPD Group in 2005 and is credited with building the firm to what it is today. After leaving DisplaySearch in 2008, he served as VP at Samsung LCD before joining IMS Research in late 2009 as SVP of Displays, LEDs and Lighting. After more than two years in this position, he is currently a consultant and advisor to IMS Research. Mr. Young has made multiple appearances on television, including NBC’s  The Today Show, as a display industry expert, and has been an invited speaker at over 30 different conferences worldwide. Mr. Young was appointed to the Board of Directors of semiconductor start-up Akhan Technologies in 2010 and the Advisory Board of Illumitex, an LED start-up in 2009. Mr. Young received The NPD Group’s prestigious John Byington Award for outstanding creativity and innovation in November 2006, was appointed to the Board of Directors at Westar Display Technologies in February 2005 and was named to the VLSI Research Executive All-Star Team in 1994. Prior to founding DisplaySearch in 1996, he served in senior marketing positions at OWL Displays, Brooks Automation, Fusion Semiconductor and GCA in the driver IC, flat panel automation, etch and strip and lithography markets. He is also a published author, having written a book on U.S. - Japanese competition titled Silicon Sumo: U.S.-Japan Competition and Industrial Policy in the Semiconductor Equipment Industry. Mr. Young holds a Bachelor degree in economics from the University of California at San Diego.

Mr. Young’s technology industry experience, particularly as it relates to our industry, makes him highly qualified to serve as a member of our Board of Directors and other Board committees.  With his business experience and educational background, Mr. Young is well-versed in new technologies to help lead our Company and is well-versed in the review and evaluation of financial statements of publicly traded companies.  He provides valuable insight to our Board of Directors and other Board committees.

William Wayne Patterson, 68. Mr. Patterson has served as a director since May 9, 2011. Mr. Patterson is an experienced entrepreneurial manager who has demonstrated success in building businesses through innovative growth and cost containment strategies. Mr. Patterson spent much of his career with Keystone International, Inc., where he served as CFO and then as COO. During his time with Keystone, it grew from $15 million in revenues to more than $1 billion. Keystone was sold in 1996 to Tyco International for $1.7 billion. Mr. Patterson was also a co-founder and CEO of Texas Micro (a NASDAQ-traded company) and of Briskheat Corporation. Since the sale of Keystone, Mr. Patterson has participated in more than 20 private equity transactions and has served as interim CEO of Integrated Graphics/Earthcolor and of Vector Global Services. Mr. Patterson is also currently the non-executive chairman of Ashbrook Simon-Hartley and of Controlled Recover. Mr. Patterson graduated with honors from the University of Texas in Austin and has a Law Degree from the University of Texas Law School. Mr. Patterson is also a CPA.

Mr. Patterson’s leadership roles in numerous companies make him a valuable member of our Board of Directors and Audit Committee.  The extensive management experience he has acquired in these roles provides him with the knowledge to deal with financial, accounting, regulatory and administrative matters.  Mr. Patterson is well-versed in accounting principles and financial reporting rules and regulations, and is equipped to evaluate financial results and participate in our Audit Committee.

Anthony J. LeVecchio, 65.  Mr. LeVecchio has served as a director since May 9, 2011. Mr. LeVecchio has been the president and owner of The James Group, a general business consulting firm that has advised clients across a range of industries, since 1988. Prior to forming The James Group, Mr. LeVecchio was the senior vice president and chief financial officer for VHA Southwest, Inc., a regional healthcare system. Mr. LeVecchio currently serves as director, advisor and executive of private and public companies in a variety of industries.  Mr. LeVecchio also currently serves on the board of directors of ViewPoint Financial Group, a community bank based in Plano, Texas that is listed on The NASDAQ Global Select Market and as chairman of its Audit Committee. Mr. LeVecchio holds a Bachelor of Economics and an M.B.A. in Finance from Rollins College.

Mr. LeVecchio’s leadership roles in numerous companies make him a valuable member of our Board of Directors and Audit Committee.  The extensive management experience he has acquired in these roles provides him with the knowledge to deal with financial, accounting, regulatory and administrative matters.  Mr. LeVecchio is well-versed in accounting principles and financial reporting rules and regulations, and is equipped to evaluate financial results and participate in our Audit Committee.

Director Compensation for 2011

The following Director Compensation Table sets forth information concerning compensation for services rendered by our independent directors for fiscal year 2011.  The amounts represented in the “Option Awards” column reflects the stock compensation expense recorded by the Company and does not necessarily equate to the income that will ultimately be realized by the director for such awards.

Director Summary Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Bernard T. Marren	$--	--	$214,016	--	--	--	$214,016
Carl J. Yankowski	--	--	21,058	--	--	--	21,058
Bruce I. Berkoff	--	--	132.238	--	--	--	132,238
Ross A. Young	--	--	145,621	--	--	--	145,621
William Wayne Patterson	--	--	8,253	--	--	--	8,253
Anthony J. LeVecchio	--	--	8,253	--	--	--	8,253

Compensation of Directors

Uni-Pixel’s director compensation program consists of cash-based as well as equity-based compensation. The Board of Directors recognizes that cash compensation is an integral part of the compensation program and has instituted a fixed fee structure to provide compensation relative to the required time commitment of each director. The equity component of Uni-Pixel’s director compensation program is designed to build an ownership stake in the Company while conveying an incentive to directors relative to the returns recognized by our shareholders.

Company non-employee directors receive an annual stipend of $40,000 paid monthly.   All directors are reimbursed ordinary and reasonable expenses incurred in exercising their responsibilities in accordance the Company’s Travel and Entertainment Expense Reimbursement policy applicable to all employees of the Company.  The non-employee directors waived their cash compensation fees for all of fiscal 2009, 2010, 2011 and 2012.

Under provisions adopted by the Board of Directors, each non-employee director receives an option to purchase 6,667 shares of our common stock issued upon his first election to the Board of Directors.  These options vest monthly over three years. Stock options granted under the plan are priced at the closing market price of the Company’s stock on the day of grant.

The non-employee directors are not eligible to participate in the Company’s benefits plans, including the 401(k) plan.

The Company’s certificate of incorporation requires the Company to indemnify both the directors and officers of the Company to the fullest extent permitted by Delaware state law.

Continuing Education of Directors

We are committed to supporting the continuing education of our directors on relevant matters.  The Governance Committee of the Board will decide on a case-by-case basis the appropriate level and frequency of support to provide.

Vote and Recommendation

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote on the nominees will be required to approve each nominee. This means that the seven nominees with the most votes for election will be elected.

Our Board recommends a vote “FOR” each of the nominees.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Officers

Reed J. Killion, 49, Chief Executive Officer, President, Principal Executive Officer and Director.  Mr. Killion is a member of our Board of Directors and has served as our President and Principal Executive Officer since September 2004. As of May 1, 2008, Mr. Killion was promoted to Chief Executive Officer.  Mr. Killion is also the Chairman of the Board for Animal Innovations, Inc. Mr. Killion is a past Board Member and Trustee of the Texas A&M Research Foundation. Previously Mr. Killion served as our Executive Vice President of Business Development and has been a member of our Board of Directors since April 2002.  Prior to joining Uni-Pixel, Mr. Killion was Vice President of Business Development for LogiCom from 1999 until 2002.  HP/Compaq, Dell, DEC, Siemens, NVIDIA, Vanguard, Atmel, Foxconn, Seiko (SMOS) and DCM Technologies are among the companies Mr. Killion has represented and consulted with over his 20 years in the high tech industry.  Mr. Killion holds a Bachelors degree in Finance from the University of Mississippi. Mr. Killion’s eight years of leadership with us makes him highly qualified to be a member of our Board.  He has a comprehensive understanding of our Company and management, operations, financial requirements and technologies.  Mr. Killion’s management experience and active involvement in various industries enable him to guide our business strategy in an increasingly complex business environment.

Seong S. Shin, 61, Chief Operating Officer. Mr. Shin has been the Chief Operating Officer of Uni-Pixel since he joined us in September 2011.  Mr. Shin brings to Uni-Pixel more than 30 years of experience in IP and business development, engineering and business management, global marketing and sales, and research and design. Mr. Shin’s background includes LCD panel technology and fabrication, process and architecture development, OEM/ODM product development for display and notebook systems, and major application device launches.  From February 2008 to August 2011, Mr. Shin helped guide Glonet Systems, Inc., a marketer and manufacturer of networking equipment, in the development of its new TCON IC technology, helping to create design flexibility and adoption of its high-speed interface application.  From December 2002 to January 2008, Mr. Shin held numerous senior management positions at Samsung Electronics Co., lastly serving as a senior vice president of research and development, where he led breakthroughs in new display technology, nano imprinting technology, roll-to-roll process architecture, flexible display development with low temperature process, and low power consumption/high color gamut devices. He was responsible for developing Samsung’s next generation panel technology and LED backlight systems, and was noted for innovations such as reducing the number of panel production steps.  Earlier in his career at Samsung, Mr. Shin was vice president of strategic marketing and sales, where he led Samsung’s $3 billion NB LCD panel business, selling to major customers like Dell, HP, IBM, Apple, Acer, Gateway, Toshiba, Sony, NEC, Fujitsu, and Siemens. Mr. Shin was responsible for introducing new products, and he maintained the highest profit in the history of Samsung’s LCD business among all product groups. Mr. Shin also previously served as the vice president of Samsung’s notebook LCD panel development team, where he optimized gate IC integration, color filter on array, for thin & light, high color gamut/high resolution, and low power consumption. Before Samsung Electronics, Mr. Shin was founder, president and CEO of Photonage, a developer and manufacturer of a high speed, zero-EMI interface. Prior to Photonage, Mr. Shin served as vice president of the computer technology center at Samsung Information Systems America, where he was responsible for portable systems R&D, from concept to new technology, as well as related business development. Mr. Shin also previously served as a director of engineering at Texas Instruments’ PPP division, as well as served in an executive capacity with a successful Silicon Valley startup and mobile system R&D center. Mr. Shin earned his Bachelor of Science in Electrical Engineering from Seoul National University, and his Master of Science in Electrical Engineering from San Jose State University.

Robert J. Petcavich, 58, Senior Vice President and General Manager. Dr. Petcavich has been the Senior Vice President and General Manager of Uni-Pixel since he joined us in January 2008.  Dr. Petcavich was also the cofounder of Health Beacons Inc. in Kirkland, Washington, a company that develops leading edge implantable RFID technology for the medical surgical cancer field. Dr. Petcavich was Senior Vice President and Chief Technology Officer of Lumera Corporation (NASDAQ:LMRA) in Bothell, Washington, a publicly traded nanotechnology polymer platform bioscience and molecular photonics technology company. Dr. Petcavich has been the Chairman, CEO and CTO of several advanced materials and medical informatics technology companies. Dr. Petcavich was Vice President of Deposition Technologies Inc. from 1982 to 1988, an advanced materials company involved in electro optic and aerospace thin film materials development and manufacturing which was subsequently acquired by Brunswick Defense (NYSE:BC) and Material Sciences Corporation (NYSE:MSC) in 1986. From August 1988 until September 1995, Dr. Petcavich was President and CEO of Alphascribe Express Inc., an electronic medical records service enterprise, which was subsequently sold to Rodeer Systems.  Dr. Petcavich was also founder, Chairman and CTO of Planet Polymer Technologies Inc. (NASDAQ:POLY now PLNT) from 1992 until 2002, an advanced materials intellectual property development company which merged with Allergy Free Inc. of Houston, Texas.  Dr. Petcavich was also founder, CEO and Chairman from 1996 until 2001 of Alife Medical Inc., a Natural Language Processing software services provider for the medical billing industry, which was one of the fastest growing companies in the United States in 2010 according to Red Herring, and was recently acquired by Ingenix, Inc.  Dr. Petcavich was also founder and board member of Molecular Reflections Inc., a MEMS based biotech design and discovery platform company as well as Polytronix Inc., a custom LCD manufacturer of Richardson, Texas. Dr Petcavich has a Ph.D. degree in Polymer Science, a Master of Science degree in Solid State Science, and a B.S. degree in Chemistry from the Pennsylvania State University, and completed the PMD executive management degree program at Harvard.  Dr. Petcavich holds 28 issued United States patents in fields such as electro optic LCD displays, biotechnology MEMS devices, time released animal neutraceuticals, fruit shelf life extension technology, and handheld wireless devices. Dr. Petcavich is also on the Board of Directors of the College of Science at the Pennsylvania State University and the Harvard Business School Alumni Club in the Houston area.

Daniel K. Van Ostrand, 53, Vice President Research & Development. Mr. Van Ostrand is one of our founders and has served in a Senior Executive position since our inception in February of 1998.  Mr. Van Ostrand has many years of experience in corporate operations, project management, systems engineering and systems design and has been involved in our establishment, funding and management.  Since 2004, he has been leading our corporate R&D activities, including microstructure mastering and intellectual property development.  In 2009 he also took over responsibility for all of our engineering activities.  As co-owner from 1984 through 1992 of a closely-held company that designed ruggedized VME-based tactical computer systems for the United States Army, he was exposed to and became interested in the design, development and engineering principles of flat panel display technology.  Mr. Van Ostrand was a Systems Engineer from 1980 until 1992 for Informatics General, Magnavox, Teledyne and the Jet Propulsion Laboratory.  He has a Bachelor of Arts degree with a double major in Math and Computer Science from Mid-America Nazarene University.

Jeffrey W. Tomz, 41, Chief Financial Officer and Corporate Secretary. On March 14, 2010, Jeffrey W. Tomz became our principal financial officer and on July 1, 2010, the Board of Directors formally designated Mr. Tomz as our Chief Financial Officer and Secretary. Since June 2005, Mr. Tomz has been our VP of Finance. From August 2001 to April 2005, Mr. Tomz was the Chief Financial Officer of Isolagen, Inc. (AMEX:ILE) and was instrumental in raising over $190 million in equity and debt for Isolagen. From October 1999 to August 2001, Mr. Tomz was a Principal at Benchmark Equity Group, Inc. Mr. Tomz has served on the board of directors of various companies, including InfoHighway Communication Corp., a private communication company from September 1998 to September 2000. Prior to joining Benchmark in the fall of 1997, Mr. Tomz began his career with Arthur Andersen Worldwide. Mr. Tomz is licensed as a Certified Public Accountant in Texas and received his MPA from The University of Texas at Austin.

Summary Compensation Table for 2011 and 2010

The table below summarizes the total compensation paid to or earned by our principal executive officer, our principal financial officer and each of our three other executive officers other than our principal executive officer and principal financial officer.  The amounts represented in the “Option Awards” column reflect the stock compensation expense recorded by the Company pursuant to ASC Topic 718 and does not necessarily equate to the income that will ultimately be realized by the named executive officers for such awards. These individuals are referred to in this report as the Named Executive Officers (or “NEOs”).

Name and Principal Position	Year	Salary (1)	Bonus (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total
Reed J. Killion Chief Executive Officer, President (Principal Executive Officer) & Director	2011 2010	$250,000 208,833	$1,000 —	$725,580 479,312	— —	— —	$12,000 10,000	$988,580 698,145
Seong S. Shin (5) Chief Operating Officer	2011 2010	57,591 —	1,000 —	33,503 —	— —	— —	— —	92,094 —
Robert J. Petcavich Senior Vice President & General Manager	2011 2010	195,000 163,000	1,000 —	633,703 375,311	— —	— —	— —	829,703 538,311
Daniel K. Van Ostrand Vice President Research & Development	2011 2010	180,000 143,833	1,000 —	443,167 92,754	— —	— —	— —	624,167 236,587
Jeffrey W. Tomz Chief Financial Officer	2011 2010	180,000 138,833	1,000 —	480,856 177,202	— —	— —	12,000 10,000	673,856 326,035
——–––––––––—
(1)
Effective September 16, 2007, the base salary of Reed J. Killion is $250,000.  Effective January 7, 2008, the base salary of Robert J. Petcavich is $195,000.  Effective July 1, 2010, the base salary of Daniel K. Van Ostrand and Jeffrey W. Tomz is $180,000.  Effective September 8, 2011, the base salary of Mr. Shin is $180,000.

(2)
Amounts reflect the aggregate annual cash bonus earned by each of our NEOs for fiscal years 2011 and 2010.  There was a $1,000 cash bonus paid to each of the NEOs in fiscal year 2011. There was no cash bonus paid for fiscal year 2010.

(3)
For 2011 and 2010, the amounts reflect the compensation cost recognized in 2011 and 2010, respectively, for stock options in accordance with FASB ASC Topic 718, which reflects the fair value of all stock-based compensation in earnings based on the related vesting schedule.  For additional information relating to the assumptions made by us in connection with the valuation of these awards for 2011, refer to Note 2 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011.  For additional information relating to the assumptions made by us in connection with the valuation of these awards for 2010, refer to Note 2 of our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010.

(4)	Excludes perquisites and other personal benefits unless such compensation was greater than $10,000. For Mr. Killion and Mr. Tomz, amounts include a car allowance.

(5)	Mr. Shin started working for the Company effective September 8, 2011.

Outstanding Equity Awards

The following table provides information on all stock option awards held by our NEOs as of December 31, 2011. All outstanding equity awards are in shares of our common stock.

Outstanding Equity Awards at December 31, 2011

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Reed J. Killion	30,000		--		$7.50	3/15/2015	--	--	--	--
	54,000		--		7.50	9/13/2017	--	--	--	--
	13,500		--		7.50	4/18/2018	--	--	--	--
	1,667		--		7.50	1/30/2019	--	--	--	--
	33,334	(a)	33,333	(a)	7.50	1/28/2020	--	--	--	--
	62,500	(b)	187,500	(b)	6.93	1/21/2021	--	--	--	--
Seong S. Shin	--		75,000	(c)	6.00	9/8/2021	--	--	--	--
Robert J. Petcavich	33,334		--		7.50	1/7/2018	--	--	--	--
	1,667		--		7.50	1/30/2019	--	--	--	--
	40,000	(a)	40,000	(a)	7.50	1/28/2020	--	--	--	--
	52,500	(b)	157,500	(b)	6.93	1/21/2021	--	--	--	--
Daniel K. Van Ostrand	1,667		--		7.50	1/30/2019	--	--	--	--
	16,667	(a)	16,667	(a)	7.50	1/28/2020	--	--	--	--
	40,000	(b)	120,000	(b)	6.93	1/21/2021	--	--	--	--
Jeffrey W. Tomz	13,334		--		7.50	4/19/2015	--	--	--	--
	3,334		--		7.50	9/13/2017	--	--	--	--
	1,667		--		7.50	1/30/2019	--	--	--	--
	10,667	(a)	10,667	(a)	7.50	1/28/2020	--	--	--	--
	16,667	(d)	16,667	(d)	7.50	5/19/2020	--	--	--	--
	40,000	(b)	120,000	(b)	6.93	1/21/2021	--	--	--	--

(a)	25% vest on 1/28/2010; 25% vest on 1/28/2011; 25% vest on 1/28/2012; and 25% vest on 1/28/2013.
(b)	25% vest on 1/21/2011; 25% vest on 1/21/2012; 25% vest on 1/21/2013; and 25% vest on 1/21/2014.
(c)	33.34% vest on 9/8/2012; 33.33% vest on 9/8/2013; and 33.33% vest on 9/8/2014.
(d)	25% vest on 5/19/2010; 25% vest on 5/19/2011; 25% vest on 5/19/2012; and 25% vest on 5/19/2013.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

As of December 31, 2011, the Company does not have any employment agreements outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known to us about beneficial ownership of our common stock by:

•	each of our directors;

•	each of our current NEOs as well as any additional individuals identified as NEOs in the section of this report titled “Executive Compensation”;

•	all of our directors and executive officers as a group; and

•	each person known by us to beneficially own 5% or more of our common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of June 20, 2012 through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of outstanding options and warrants that are exercisable within 60 days of June 20, 2012 are considered to be outstanding. These shares, however, are not considered outstanding as of June 20, 2012 when computing the percentage ownership of each other person.

To our knowledge, except as indicated in the footnotes to the following table and subject to state community property laws where applicable, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage of ownership is based on 7,142,307 shares of common stock outstanding as of June 20, 2012.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)		Percent of Class
Directors and Officers:
Reed J. Killion	310,834	(2)	4.2%
Seong S. Shin	--		--
Robert J. Petcavich	206,001	(3)	2.8%
Daniel K. Van Ostrand	161,835	(4)	2.2%
Jeffrey W. Tomz	150,451	(5)	2.1%
Bernard T. Marren	150,713	(6)	2.1%
Carl J. Yankowski	84,334	(7)	1.2%
Bruce I. Berkoff	40,167	(8)	0.6%
Ross A. Young	41,667	(9)	0.6%
William Wayne Patterson	6,796	(10)	0.1%
Anthony J. LeVecchio	8,296	(11)	0.1%
All Directors and Executive Officers as a Group (11 persons)	1,161,094		16.0%
5% Stockholders:
The Raptor Global Portfolio Ltd. 50 Rowes Wharf 6th Floor Boston, MA 02110	1,423,986	(12)	18.9%
The Altar Rock Fund Liquidating Trust 50 Rowes Wharf 6th Floor Boston, MA 02110	12,115	(13)	0.2%
Merrill Lynch Pierce, Fenner & Smith Incorporated Bank of America, 15th Floor 600 Montgomery Street San Francisco, CA 94111	899,524	(14)	12.2%
Revelations Special Situation Fund Ltd. Canon’s Court 22 Victoria Street Hamilton HM11, Bermuda	534,411		7.5%
Goldberg Capital Management 27 Stagecoach Road Avon, CT 06001	602,285		8.4%

(1)	Unless otherwise indicated, the address of all individuals and entities listed below is Uni-Pixel, Inc., 8708 Technology Forest Pl., Ste. 100, The Woodlands, TX 77381.

(2)	Includes options to purchase 274,167 shares of Common Stock exercisable within 60 days from June 20, 2012.

(3)	Includes options to purchase 200,001 shares of Common Stock exercisable within 60 days from June 20, 2012.

(4)	Includes options to purchase 106,668 shares of Common Stock exercisable within 60 days from June 20, 2012.

(5)	Includes options to purchase 139,337 shares of Common Stock exercisable within 60 days from June 20, 2012.

(6)	Includes options to purchase 59,167 shares of Common Stock exercisable within 60 days from June 20, 2012. Includes warrants to purchase 4,167 shares of Common Stock within 60 days from June 20, 2012.

(7)	Includes options to purchase 84,334 shares of Common Stock exercisable within 60 days from June 20, 2012.

(8)	Includes options to purchase 40,167 shares of Common Stock exercisable within 60 days from June 20, 2012.

(9)	Includes options to purchase 40,167 shares of Common Stock exercisable within 60 days from June 20, 2012.

(10)	Includes options to purchase 6,296 shares of Common Stock exercisable within 60 days from June 20, 2012.

(11)	Includes options to purchase 6,296 shares of Common Stock exercisable within 60 days from June 20, 2012.

(12)	Includes warrants to purchase 395,655 shares of Common Stock exercisable within 60 days from June 20, 2012.

(13)	Includes warrants to purchase 3,366 shares of Common Stock exercisable within 60 days from June 20, 2012.

(14)	Includes warrants to purchase 254,785 shares of Common Stock exercisable within 60 days from June 20, 2012.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

The Audit Committee of the Board has:

•	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2011 with management;

•
discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Accounting Oversight Board regarding the independent auditors communications with the Audit Committee concerning independence, and has discussed with PMB Helin Donovan matters relating to its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the consolidated financial statements audited by PMB Helin Donovan for the fiscal year ended December 31, 2011 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee of the Board

Carl J. Yankowski, Chairman
William Wayne Patterson
Anthony J. LeVecchio

PROPOSAL 2 – RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PMB Helin Donovan as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2012. PMB Helin Donovan has served as our independent registered public accounting firm since 2005.

Stockholder ratification of the selection of PMB Helin Donovan as our independent registered public accounting firm is not required by our Bylaws or the Delaware General Corporation Law. The Board seeks such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of PMB Helin Donovan as our independent registered public accounting firm, the Board will reconsider whether to retain that firm for fiscal year 2012. In making its recommendation to the Board that stockholders ratify the appointment of PMH Helin Donovan as our independent registered public accounting firm for the fiscal year ending December 31, 2012, the Audit Committee considered whether PMB Helin Donovan’s provision of non-audit services is compatible with maintaining the independence of our independent registered public accounting firm. The Audit Committee pre-approved the audit fees, audit-related fees, tax fees and all other fees described below in accordance with our pre-approval policy and believes such fees are compatible with the independence of PMB Helin Donovan.

	2011	2010
Audit Fees	$54,615	$70,375
Audit Related Fees	$0	$0
Tax Fees	$5,450	$4,950
All Other Fees	$0	$0

Audit Fees. The “Audit Fees” are the aggregate fees of PMB Helin Donovan attributable to professional services rendered in 2011 and 2010 for the audit of our annual financial statements and for review of financial statements included in our quarterly reports on Form 10-Q or for services that are normally provided by PMB Helin Donovan in connection with statutory and regulatory filings or engagements for those fiscal years.  These fees include fees billed for professional services rendered by PMB Helin Donovan for the review of registration statements or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees. PMB Helin Donovan did not bill us for any professional services that were reasonably related to the performance of the audit or review of financial statements for either the fiscal year ended December 31, 2011, or the fiscal year ended December 31, 2010, that are not included under Audit Fees above.

Tax Fees. PMB Helin Donovan billed $5,450 and $4,950 for the fiscal years ended December 31, 2011 and 2010, respectively, for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees. PMB Helin Donovan did not perform any services for us or charge any fees other than the services described above for either the fiscal year ended December 31, 2011, or the fiscal year ended December 31, 2010.

Pre-approval Policies and Procedures

The Audit Committee is required to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service must report the pre-approval to the full Audit Committee at its next scheduled meeting. The Audit Committee is required to periodically notify the Board of their approvals. The required pre-approval policies and procedures were complied with during 2011 and 2010.

PMB Helin Donovan Representatives at Annual Meeting

We expect that representatives of PMB Helin Donovan will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions after the meeting.

Vote Required and Recommendation

The affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter will be required for approval of this proposal.

The Board recommends that stockholders vote “FOR” ratification of the appointment of PMB Helin Donovan as our independent registered public accounting firm for the fiscal year ending December 31, 2012 as described in this Proposal 2.

Compensation Discussion and Analysis

Overview
The Compensation Committee of the Board of Directors administers our executive compensation and benefit programs. The Compensation Committee is comprised of exclusively independent directors and oversees all compensation and benefit programs and actions that affect our executive officers.

Compensation Philosophy

We are committed to developing and commercializing innovative products.  We are engaged in a competitive industry, and to accomplish this objective, we design our compensation programs to attract, motivate and retain qualified executives dedicated to working towards our short and long-term corporate goals. People are one of our key assets, and we seek to hire employees and executives who share our corporate vision and values and have the skills and motivation to execute on our corporate strategy. In our dynamic work environment, we foster the following corporate values:

•	Leadership;

•	Innovation and creativity;

•	Diversity;

•	Teamwork;

•	Accountability; and

•	High ethical standards.

Our compensation structure is particularly focused upon rewarding our executives for achieving our corporate objectives, and for strong and dedicated performance to the interests of our stockholders.

Our total compensation package seeks to align an executive’s performance with our stockholders’ interests, measured over the short and the long-term. Accordingly, the Compensation Committee aims to balance a fixed cash base salary with variable cash and equity incentives to motivate each executive to reach his individual objectives as well as our overall corporate objectives.

Objectives of Our Compensation Program

The primary objective of our compensation programs for our executive officers is to attract and retain qualified executives and employees of outstanding ability and potential and to motivate them to achieve their individual objectives as well as our overall corporate goals, with a focus on creating value for our stockholders. In addition to the primary objectives of attracting and retaining qualified executives, the other objectives of our compensation program include the following:

•	Motivate executives and employees to work towards completing our overall corporate goals and milestones and their individual employee objectives over the short and long-term;

•	Align our executives’ and employees’ performance with our stockholders’ interests; and

•	Compete effectively with the compensation programs of comparable companies to allow us to compete with our peers for valuable human resources.

What Our Compensation Program is Designed to Reward

Our compensation program is designed to reward performance measured over a short and long-term basis. We seek to align our executives’ performance with the interests of our stockholders. Base salaries, annual cash incentives and the vesting of our options and retirement plans encourage executive retention and provide a balance between short and long-term elements of compensation.

We generally set corporate objectives at the beginning of the fiscal year, against which the performance of our executives is evaluated for determining adjustments in compensation for the subsequent fiscal year. Our corporate objectives typically include the progress of sales growth, advancement of research and development programs, management of costs and expenses and attainment of necessary capital resources.

Compensation Process, Role of Management

The Compensation Committee is responsible for determining and approving all compensation for our executive officers. Pursuant to its charter, the Compensation Committee recommends to the full Board the salary, bonus, option grants and other aspects of the compensation of our President and Chief Executive Officer, approves the salary and bonus levels for other executive officers, approves stock option grants to other executive officers and approves all employment, severance and change-in-control agreements applicable to other executive officers. Our Chief Executive Officer assists the Compensation Committee in its deliberations with respect to the compensation payable to our other executive officers, and typically recommends specific compensation packages for our executive officers based upon his assessment and evaluation of their performance for the prior year.

Following the end of each fiscal year, our Chief Executive Officer evaluates executive officer performance for the prior fiscal year, other than his own performance, and discusses the results of such evaluations with the Compensation Committee. The Chief Executive Officer assesses each executive officer’s performance for the prior fiscal year based upon subjective factors concerning such officer’s individual business goals and objectives, and the contributions made by the executive officer to our overall results. The Chief Executive Officer then makes specific recommendations to the Compensation Committee for adjustments of base salary, target bonus, and equity awards, if appropriate, as part of the compensation packages for each executive officer, other than himself, for the next fiscal year.

The Compensation Committee reviews the performance of the Chief Executive Officer and determines all compensation for the Chief Executive Officer, subject to the final approval of the full Board. The Chief Executive Officer was not present at the time the Compensation Committee reviewed his performance and discussed his compensation for 2011.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement. The material in this report shall not be deemed to be “soliciting material” or “filed” with the SEC, and will not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as a result of furnishing the disclosure in this manner.

Compensation Committee of the Board

Bernard T. Marren, Chairman
Bruce I. Berkoff
Ross A. Young

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation agreements and other arrangements with our executive officers and directors, during our last two fiscal years, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS
AND STOCKHOLDER PROPOSALS

Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our Proxy Statement and form of proxy for our 2013 Annual Meeting of stockholders must be received by us no later than February 25, 2013, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this Proxy Statement, and must comply with the requirements of the proxy rules promulgated by the SEC.  Stockholder proposals should be addressed to our Corporate Secretary at 8708 Technology Forest Pl., Ste. 100, The Woodlands, TX 77381.

Recommendations from stockholders which are received after the deadline likely will not be considered timely for consideration by the Committee for next year’s Annual Meeting.

OTHER MATTERS

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented.  If other matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, of if no recommendation is given, in their own discretion.

The Company’s Annual Report to Shareholders for fiscal year 2011 is being mailed with this Proxy Statement to stockholders entitled to notice of the Annual Meeting. The Annual Report includes the consolidated financial statements, unaudited selected consolidated financial data and management’s discussion and analysis of financial condition and results of operations.  The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Proxy Statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this Proxy Statement, we will send a copy to you if you address your written request to, or call, Jeffrey W. Tomz, Chief Financial Officer and Corporate Secretary of Uni-Pixel, Inc., 8708 Technology Forest Pl., Ste. 100, The Woodlands, TX 77381, telephone number (281) 825-4500.

Copies of the documents referred to above that appear on our website are also available upon request by any stockholder addressed to our Corporate Secretary, Uni-Pixel, Inc., 8708 Technology Forest Pl., Ste 100., The Woodlands, TX 77381.